UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 17, 2019 (April 12, 2019)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Outstanding options previously granted, to thirteen individuals identified below, to purchase an aggregate of 564,350,200 shares of common stock (“Option Shares”) were approved for amendment to extend the maturity date of the Option Shares to April 12, 2024 as follows:

Optionee	Position	Exercise Price	Option Shares
Sidney Chan	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	$0.002	560,000,200
Kenneth J. Robulak	Director	$0.015	1,000,000
Ronald Cheng	Director	$0.015	500,000
Peter Stafford	Director	$0.015	500,000
Steven Brassard	Consultant	$0.015	250,000
Barbara Dubiel	Consultant	$0.030	200,000
Timothy Co	Consultant	$0.015	250,000
Sherjo Evangelista	Consultant	$0.015	250,000
Lester Tolentino	Consultant	$0.015	300,000
David Manalili	Consultant	$0.015	250,000
Glen Reyes	Consultant	$0.015	300,000
Mark Reyes	Consultant	$0.015	250,000
Norbert Ricafranca	Consultant	$0.015	300,000

Completion of the amendment to extend the maturity date of the Option Shares is subject to the aforementioned individuals executing amendments to their option agreements reflecting the modification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of April, 2019.

ALR TECHNOLOGIES INC.

BY:	“Sidney Chan”
Sidney Chan
Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and Director